EX-16.1

February 28, 2023

United States Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re: Concrete Pumping Holdings, Inc.

Ladies and Gentleman:

We have read Item 4.01(a) of Concrete Pumping Holdings, Inc.’s Form 8-K dated February 28, 2023, and we agree with such statements therein as they relate to our firm. We have no basis on which to agree or disagree with the statements made in Item 4.01(b).

Sincerely,

/s/ BDO USA, LLP

Dallas, Texas

February 28, 2023